UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under §240.14a-12
Matrix Service Company
(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On September 7, 2017, Matrix Service Company (the “Company”) held a conference call in connection with the Company’s announcement of its earnings for the fourth quarter and year ended June 30, 2017. The following excerpt from the script for the conference call contains statements that may be deemed proxy soliciting materials:

Further, please be advised that Matrix, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the upcoming 2017 Annual Meeting of Shareholders. As we disclosed in our preliminary proxy statement filed yesterday, Engine Capital, L.P. has notified Matrix of its intent to nominate two director candidates for election to the Board at the 2017 Annual Meeting. Shareholders are strongly encouraged to read the proxy statement, our accompanying proxy card and all other documents filed with the SEC carefully and in their entirety, as they contain important information. Information regarding the identity of Company’s participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials filed by the Company with the SEC. These materials can be found for free through the Company’s website in the section “Investor Relations” or through the SEC’s website. We will not comment further on the director nomination notice of Engine Capital on this call.

Forward-Looking Statements

This communication contains forward-looking statements that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as “anticipate,” “continues,” “expect,” “forecast,” “outlook,” “believe,” “estimate,” “should” and “will” and words of similar effect that convey future meaning, concerning the Company’s operations, economic performance and management’s best judgment as to what may occur in the future. Future events involve risks and uncertainties that may cause actual results to differ materially from those we currently anticipate. The actual results for the current and future periods and other corporate developments will depend upon a number of economic, competitive and other influences, including those factors discussed in the “Risk Factors” and “Forward Looking Statements” sections and elsewhere in the Company’s reports and filings made from time to time with the Securities and Exchange Commission. Many of these risks and uncertainties are beyond the control of the Company, and any one of which, or a combination of which, could materially and adversely affect the results of the Company's operations and its financial condition. We undertake no obligation to update information contained in this communication.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s stockholders in connection with the Company’s upcoming 2017 Annual Meeting of Stockholders. The Company filed a preliminary proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2017, and intends to file a definitive proxy statement and WHITE proxy card with the SEC in connection with any such solicitation of proxies from the Company’s stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock units and options is included in the Company’s SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website www.matrixservicecompany.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the fiscal year ended June 30, 2016. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2017 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.matrixservicecompany.com in the section “Investor Relations.”